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                                               Exhibit 23.4





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-07527 of Salton Sea Funding Corporation on Form S-4 of the reports of Deloitte & Touche LLP dated January 26, 1996 relating to the balance sheets of Salton Sea Funding Corporation as of June 20, 1995 (inception date) and December 31, 1995 and the related statements of operations, stockholder's equity and cash flows for the period from June 20, 1995 through December 31, 1995 and of Salton Sea Guarantors, Partnership Guarantors and Salton Sea Royalty Company balance sheets as of December 31, 1995 and the related statements of operations, stockholder's equity and cash flows for the year ended December 31, 1995 appearing in the Prospectus which is part of such Registration Statement, and to the reference to Deloitte & Touche LLP under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 29, 1996